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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                               November 17, 1997


The Board of Directors
High Country Bancorp, Inc.


We consent to the incorporation by reference in this Registration Statement of High Country Bancorp, Inc. on Form S-8, regarding Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust, of our report dated July 31, 1997, on our audits of the consolidated financial statements of Salida Building & Loan Association as of June 30, 1997 and 1996, and for the two years then ended, which report was included in the Prospectus for the common stock of High Country Bancorp, Inc. and incorporated by reference herein.



                                         GRIMSLEY, WHITE & COMPANY


                                         /s/ Grimsley, White & Company
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